UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2014

SeaWorld Entertainment, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35883	27-1220297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9205 South Park Center Loop, Suite 400 Orlando, Florida	32819
(Address of Principal Executive Offices)	(Zip Code)

(407) 226-5011

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 12, 2014, SeaWorld Entertainment, Inc. (the “Company”) committed to a restructuring program in an effort to centralize some operations, reduce duplication of functions, increase efficiencies and accelerate execution. The restructuring is part of its previously announced company-wide cost initiative to deliver approximately $50 million of annual cost savings by the end of 2015.

The restructuring involved the elimination of approximately 300 positions across its eleven theme parks and its headquarters. As a result, the Company expects to record approximately $12 million in pre-tax restructuring charges, of which $11 million is expected to be incurred in the fourth quarter of 2014 and another $1 million in the first half of 2015, due to certain continuing service obligations. The restructuring charges (the “Restructuring Charges”) relate to severance and other related expenses incurred in connection with the restructuring program. These Restructuring Charges will be excluded from the Company’s Adjusted EBITDA calculation, a non-GAAP financial measure defined below, in the period they are recorded.

The Restructuring Charges above do not include any costs related to the previously announced separation of the Company’s Chief Executive Officer and President effective January 15, 2015 (the “Separation Agreement Costs”). The Company expects to incur approximately $3 million of Separation Agreement Costs in the fourth quarter of 2014, which will not be excluded from its Adjusted EBITDA calculation. These Separation Agreement Costs were not included in the Company’s previously provided Adjusted EBITDA guidance.

The Company also expects to incur approximately $3 million of additional depreciation expense in the fourth quarter of 2014 due in part to actions taken as part of the Company’s previously announced cost reduction initiatives.

Separately, for its 2014 Adjusted EBITDA calculation only, as previously disclosed, the Company expects to exclude approximately $10 million of additional pro forma 2014 cost savings related to the restructuring program. These pro forma cost savings are a non-GAAP Adjusted EBITDA item only that will not impact the Company’s reported GAAP net income and was included in the Company’s previously provided Adjusted EBITDA guidance. The Company’s indenture governing its senior notes and the credit agreement governing its senior secured credit facilities permit pro forma cost savings of up to a maximum of $10 million to be excluded from the Adjusted EBITDA calculation for debt covenant purposes.

Adjusted EBITDA is defined as net income (loss) before income tax expense, interest expense, depreciation and amortization, as further adjusted to exclude certain non-cash, and other items permitted in calculating covenant compliance under the indenture governing the Company’s senior notes and the credit agreement governing the Company’s senior secured credit facilities. Adjusted EBITDA is a material component of these covenants. Management presents Adjusted EBITDA because it believes that it provides additional information to investors about the calculation of and compliance with these financial covenants. Management also uses Adjusted EBITDA in connection with certain components of its executive compensation program. In addition, investors, lenders, financial analysts and rating agencies have historically used EBITDA-related measures in the Company’s industry, along with other measures to evaluate a company’s ability to meet its debt service requirement, to estimate the value of a company and to make informed investment decisions.

Item 8.01.	Other Events.

On December 16, 2014, the Company issued a press release announcing that its Board of Directors approved an amendment to the Company’s previously announced share repurchase program. The share repurchase program was originally approved on August 12, 2014 and authorized the Company to repurchase up to $250 million of the Company’s outstanding common stock commencing on January 1, 2015. The amendment to the share repurchase program accelerates the start date of such program from January 1, 2015 to December 17, 2014 and authorizes the Company to repurchase up to $15 million of the Company’s outstanding common stock during the remainder of calendar year 2014. The other features of the share repurchase program remain unchanged including the total amount authorized and available under the program of $250 million.

Pursuant to the amended share repurchase program, the Company entered into a Rule 10b5-1 trading plan and a related agreement (the “Agreement”) with a broker to facilitate the repurchase of up to $15 million of its outstanding common stock during the remainder of calendar year 2014. Under the Agreement, purchases may be made in open market transactions in compliance with Rules 10b5-1 and 10b-18 under the Securities Exchange Act of 1934, as amended. All of the repurchased shares will be held as treasury shares. This 10b5-1 trading plan is expected to expire on December 31, 2014.

As previously announced, the Company’s ability to declare dividends, repurchase shares or make certain other restricted payments under the Company’s debt covenants is limited to approximately $15 million for the remainder of calendar year 2014. As a result, the Company’s Board of Directors elected to postpone the declaration of the Company’s fourth quarter 2014 dividend. The amount available for dividend declarations, share repurchases and certain other restricted payments under the covenant restrictions in the Company’s debt agreements will reset on January 1, 2015 and the Company expects to declare and pay the fourth quarter 2014 dividend in January 2015.

The press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the “safe harbor” created by those sections. The Company generally uses the words “might,” “will,” “may,” “should,” “estimates,” “expects,” “continues,” “contemplates,” “anticipates,” “projects,” “plans,” “potential,” “predicts,” “intends,” “believes,” “forecasts,” “future” and variations of such words or similar expressions in this report to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this report, including among others: various factors beyond management’s control adversely affecting discretionary spending and attendance at the Company’s theme parks; inability to protect intellectual property or the infringement on intellectual property rights of others; incidents or adverse publicity concerning the Company’s theme parks; outbreak of infectious disease affecting the Company’s animals; change in federal and state regulations governing the treatment of animals; and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as such risks, uncertainties and factors may be updated in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”). Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this report or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available from the SEC’s EDGAR database at www.sec.gov and via the Company’s website at www.seaworldentertainment.com).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

Exhibit 99.1	Press release of SeaWorld Entertainment, Inc., dated December 16, 2014, announcing amendment of existing share repurchase program.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAWORLD ENTERTAINMENT, INC.

Date: December 16, 2014	By:	/s/ G. Anthony (Tony) Taylor
	Name:	G. Anthony (Tony) Taylor
	Title:	Chief Legal and Corporate Affairs Officer, General Counsel and Corporate Secretary